                                                                 Exhibit 4.1

===============================================================================


                        -------------------------------

                               CENVEO CORPORATION
                        (f/k/a MAIL-WELL I CORPORATION)

                   the GUARANTORS named in Schedule A hereto

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,
                                  as Trustee

                        -------------------------------

                         SECOND SUPPLEMENTAL INDENTURE
                         Supplementing the Indenture of
                                March 13, 2002

                        -------------------------------


                            Dated as of June 1, 2006

                          9 5/8% SENIOR NOTES DUE 2012


===============================================================================

         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 1, 2006 is between Cenveo Corporation, a Delaware corporation f/k/a Mail-Well I Corporation (the "COMPANY"), the Guarantors (as defined herein) listed on Schedule A hereto (each a "GUARANTOR" and collectively the "GUARANTORS"), and U.S. Bank National Association, as trustee (the "TRUSTEE").

         WHEREAS, in connection with the issuance by the Company of its 9?% Senior Notes due 2012, (the "NOTES"), in the aggregate principal amount of $350,000,000, the Company and the Trustee entered into an indenture dated as of March 13, 2002 (as supplemented by the First Supplemental Indenture dated as of December 27, 2002, the "INDENTURE"); and

         WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the holders of at least a majority in principal amount of the outstanding Notes; and

         WHEREAS, the Company has offered to purchase any and all of the outstanding Notes for cash, upon the terms and subject to the conditions set forth in that certain Offer to Purchase and Consent Solicitation Statement dated May 18, 2006 and the accompanying Letter of Transmittal and Consent (collectively, with the ancillary documents associated therewith, the "OFFER TO PURCHASE"); and

         WHEREAS, under the terms of the Offer to Purchase, holders that tender Notes in accordance with the terms of the Offer to Purchase are deemed to consent to certain amendments to the Indenture which would permanently delete or amend certain financial covenants, events of default and other provisions of the Indenture and the Notes (the "PROPOSED AMENDMENTS"); and

         WHEREAS, in accordance with the terms of the Indenture, holders of at least a majority in principal amount of the outstanding Notes have consented to the Proposed Amendments to be effected by this Second Supplemental Indenture; and

         WHEREAS, the Company has authorized the execution and delivery of this Second Supplemental Indenture; and

         WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee have been done.

         NOW THEREFORE, WITNESSETH, that, for and in consideration of the premises, and in order to comply with the terms of Article Nine of the Indenture, the Company agrees with the Guarantors and the Trustee as follows:

                                 ARTICLE 1.
                           AMENDMENT TO INDENTURE

SECTION 1.01.     AMENDMENT

         Effective as of the Operative Date (as hereinafter defined), the Indenture is hereby amended as follows:

         (a)      To delete Sections 3.09, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
4.09, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19 in their entirety. The text of each of the foregoing sections is hereby replaced by the phrase, "[Intentionally Omitted]" and the surrounding sections are not renumbered.

         (b) To amend Section 1.01 by deleting the definition of "Unrestricted Subsidiary" in its entirety and replace it with the following:

                           "Unrestricted Subsidiary" means any Subsidiary of
                           -------------------------
                  the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution.

                           Any designation of a Subsidiary of the Company as
                  an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary.

         (c) To delete Section 3.08 in its entirety and replace it with the following:

                  SECTION 3.08.  MANDATORY REDEMPTION.
                                 --------------------

                           The Company shall not be required to make
                  mandatory redemption payments with respect to the Notes.

         (d) To delete Section 5.01 in its entirety and replace it with the following:

                  SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.
                                 ----------------------------------------

                           The Company may not, directly or indirectly: (i)
                  consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

                           (a) either: (i) the Company is the surviving
                  corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                           (b) the Person formed by or surviving any such
                  consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, expressly assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

                           (c) immediately after such transaction no Default
                  or Event of Default exists; and

                           (d) [intentionally omitted]

                           In addition, the Company may not, directly or
                  indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 shall not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Subsidiaries. For the avoidance of doubt, this covenant also will not apply to sales of the assets or stocks of Subsidiaries that the Company currently is holding for sale as part of its strategic plan. The assets or stocks that are part of the strategic plan are specified as discontinued operations or assets held for sale on the Parent Company's December 31, 2001 balance sheet.

         (e) To delete Section 6.01 in its entirety and replace it with the following:

                  SECTION 6.01.  EVENTS OF DEFAULT.
                                 -----------------

                           Each of the following is an "Event of Default":

                           (a) default for 30 days in the payment when due
                  of interest on, or Liquidated Damages with respect to, the Notes;

                           (b) default in payment when due of the principal
                  of or premium, if any, on the Notes;

                           (c) [intentionally omitted];

                           (d) failure by the Company or any of its
                  Restricted Subsidiaries to comply with any of the other agreements in this Indenture for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                           (e) [intentionally omitted]

                           (f) [intentionally omitted]

                           (g) except as permitted by this Indenture, any
                  Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

                           (h) the Company or any of the Company's
                  Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                                    (i)   commences a voluntary case,

                                    (ii)  consents to the entry of an order
                  for relief against it in an involuntary case,

                                    (iii) consents to the appointment of a
                  custodian of it or for all or substantially all of its property,

                                    (iv)  makes a general assignment for the
                  benefit of its creditors, or

                                    (v)   generally is not paying its debts
                  as they become due; or

                           (i) a court of competent jurisdiction enters an
                  order or decree under any Bankruptcy Law that:

                                    (i)   is for relief against the Company
                  or any of the Company's Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                                    (ii)  appoints a custodian of the Company
                  or any of the Company's Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of the Company's Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                                    (iii) orders the liquidation of the
                  Company or any of the Company's Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted

                  Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                           and the order or decree remains unstayed and in
                  effect for 60 consecutive days.

         (f) To delete Section 10.01 in its entirety and replace it with the following:

                  SECTION 10.01.  NOTE GUARANTEES.
                                  ---------------

                           Subject to the provisions of this Article 10,
                  each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium and Liquidated Damages, if any, and interest on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture and the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                           If any Holder or the Trustee is required by any
                  court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                           Each Guarantor further agrees that, as between
                  the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of these Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Guarantees.

         (g) All definitions set forth in Section 1.01 that relate to defined terms used solely in sections deleted hereby are deleted in their entirety.

                                 ARTICLE 2.
                                MISCELLANEOUS

SECTION 2.01.     OPERATIVE DATE

         This Second Supplemental Indenture is effective when executed. The Proposed Amendments made hereby shall only become operative on the Initial Payment Date (as defined in the Offer to Purchase) (the "OPERATIVE DATE"). In the event the Initial Payment Date does not occur, this Second
Supplemental Indenture shall become null and void.

SECTION 2.02.     WAIVER

         Subject to the last sentence of the fourth paragraph of Section
9.02 of the Indenture, limiting the effect of certain waivers without the consent of each Holder (as defined in the Indenture), if applicable, all Defaults and Events of Default (as defined in the Indenture) that may exist under the Indenture at the Operative Date are hereby waived.

SECTION 2.03.     COUNTERPART ORIGINALS

         The parties may sign any number of copies of this Second
Supplemental Indenture. Each signed copy shall be an original, but all of them together shall constitute the same agreement.

SECTION 2.04.     GOVERNING LAW

         This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

SECTION 2.05.     TRUSTEE'S DISCLAIMER

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date and year first written above.

                                       CENVEO CORPORATION


                                     By:       /s/ Sean S. Sullivan
                                               --------------------
                                     Name:      Sean S. Sullivan
                                     Title:     Chief Financial Officer


                                       CENVEO, INC. (f/k/a MAIL-WELL, INC.)
                                       DISCOUNT LABELS, INC.
                                       CENVEO GOVERNMENT PRINTING, INC.
                                           (f/k/a MAIL-WELL COMMERCIAL
                                           PRINTING, INC.)
                                       CENVEO SERVICES, L.L.C. (f/k/a MAIL-
                                           WELL SERVICES, INC.)
                                       CENVEO COMMERCIAL OHIO, L.L.C
                                       CENVEO RESALE OHIO, L.L.C.
                                       MMTP HOLDINGS, INC.
                                       GRAPHIC ARTS CENTER DE MEXICO
                                       COLORHOUSE CHINA, INC.
                                       CENVEO ALBERTA FINANCE, LP (f/k/a
                                           MAIL-WELL ALBERTA FINANCE, LP)
                                       MCLAREN MORRIS & TODD COMPANY
                                       MM&T PACKAGING COMPANY



                                     By:       /s/ Sean S. Sullivan
                                               --------------------
                                     Name:      Sean S. Sullivan
                                     Title:     Chief Financial Officer


                                       U.S. BANK NATIONAL ASSOCIATION


                                     By:       /s/ Marie Hattinger
                                               -------------------
                                     Name:      Marie Hattinger
                                     Title:     V.P., Corporate Trust Services

                                                                  SCHEDULE A

                           SCHEDULE OF GUARANTORS
                           ----------------------

CENVEO, INC. (f/k/a MAIL-WELL, INC.)
DISCOUNT LABELS, INC.
CENVEO GOVERNMENT PRINTING, INC. (f/k/a MAIL-WELL COMMERCIAL PRINTING, INC.) CENVEO SERVICES, L.L.C. (f/k/a MAIL-WELL SERVICES, INC.)
CENVEO COMMERCIAL OHIO, L.L.C
CENVEO RESALE OHIO, L.L.C.
MMTP HOLDINGS, INC.
GRAPHIC ARTS CENTER DE MEXICO
COLORHOUSE CHINA, INC.
CENVEO ALBERTA FINANCE, LP (f/k/a MAIL-WELL ALBERTA FINANCE, LP)
MCLAREN MORRIS & TODD COMPANY
MM&T PACKAGING COMPANY